Exhibit 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Results for Third Quarter Fiscal 2016

SAN JOSE, Calif. – April 28, 2016 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its third quarter ended March 31, 2016.

Net revenue for the third quarter of fiscal 2016 decreased 16 percent compared to the comparable quarter last year to $402.5 million. Net income for the third quarter of fiscal 2016 was $20.5 million, or $0.54 per diluted share.

Non-GAAP net income for the third quarter of fiscal 2016 decreased 28 percent compared with the prior year period to $46.0 million, or $1.21 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“Our fiscal third quarter results were impacted by significant reductions in demand within the high-end smartphone market in March, particularly for our display driver solutions, in addition to weakness in the PC market. Given the magnitude of the demand reductions we saw late in the fiscal third quarter, the current macro environment and existing supply chain inventory, we have taken a cautious approach to fiscal fourth quarter guidance, in anticipation that the level of product currently in the supply chain will be sufficient to meet the reduced demand for our display driver products from high-end smartphone OEMs,” said Rick Bergman, President and CEO.

“This short-term pause in our top-line growth notwithstanding, we achieved several important milestones including record quarterly revenue from our fingerprint authentication products, double-digit design-ins of our fingerprint authentication products with new customers in Asia and market production of our new TDDI products. This progress demonstrates that our key growth pillars remain strong, and we expect to see a return to more normal seasonal growth patterns in the second half of the calendar year,” concluded Mr. Bergman.

Third Quarter 2016 Business Metrics

•	Revenue mix from mobile and PC products was approximately 88 percent and 12 percent, respectively. Fingerprint authentication products have been classified according to type of device.

•	Revenue from mobile products of $354.2 million was down 15 percent year-over-year. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint authentication products.

•	Revenue from PC products totaled $48.3 million, a decrease of 20 percent year-over-year, and includes applicable fingerprint authentication products.

Wajid Ali, CFO, added, “Factoring in the cautious approach to product in the supply chain, our backlog of $121 million, subsequent bookings, customer forecasts, product sell-in and sell-through timing patterns, as well as expected product mix, we anticipate revenue in the June quarter to be in the range of $300 to $340 million, with the revenue mix from mobile and PC products expected to be similar to the March quarter.”

Cash at March 31, 2016 was $406 million. In the third quarter of fiscal 2016, cash flow from operations was $36.6 million.

Earnings Call Information

The Synaptics third quarter fiscal 2016 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 28, 2016, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 1-800-533-7954 (conference ID: 4701139) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	March 31,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$406.1	$399.9
Accounts receivables, net of allowances of $3.5 and $2.9, respectively	320.0	324.6
Inventories	132.7	140.2
Prepaid expenses and other current assets	48.5	51.3

Total current assets	907.3	916.0

Property and equipment at cost, net	113.9	123.4
Goodwill	206.8	206.8
Purchased intangibles, net	184.4	235.4
Non-current other assets	37.1	37.8

Total assets	$1,449.5	$1,519.4

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$153.7	$188.5
Accrued compensation	35.6	35.9
Income taxes payable	13.8	34.7
Acquisition-related liabilities	59.0	102.2
Other accrued liabilities	80.2	74.1
Current portion of long-term debt	15.0	11.3

Total current liabilities	357.3	446.7

Long-term debt	220.2	231.1
Non-current portion of acquisition-related liabilities	5.8	—
Deferred tax liabilities	22.0	33.9
Other long-term liabilities	43.4	14.6

Total liabilities	648.7	726.3

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 59,225,989 and 58,249,107 shares issued, and 36,837,777 and 37,529,608 shares outstanding, respectively	0.1	0.1
Additional paid in capital	899.7	843.8
Less: 22,388,212 and 20,719,499 treasury shares, respectively, at cost	(776.7)	(651.7)
Accumulated other comprehensive income	5.3	7.8
Retained earnings	672.4	593.1

Total stockholders’ equity	800.8	793.1

Total liabilities and stockholders’ equity	$1,449.5	$1,519.4

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net revenue	$402.5	$477.6	$1,343.0	$1,224.1
Acquisition and integration related costs (1)	13.0	16.2	41.6	59.5
Cost of revenue	245.1	297.1	828.0	753.2

Gross margin	144.4	164.3	473.4	411.4
Operating expenses
Research and development	73.9	78.7	233.0	213.5
Selling, general, and administrative	43.6	35.8	124.8	103.9
Acquisition related costs (2)	5.8	(2.1)	13.5	(8.8)
Foreign currency adjustment (3)	—	—	—	(15.4)
Restructuring costs (4)	—	—	1.9	—

Total operating expenses	123.3	112.4	373.2	293.2

Operating income	21.1	51.9	100.2	118.2
Interest and other income/(expense), net	0.8	(1.0)	(0.8)	(1.1)

Income before provision for income taxes	21.9	50.9	99.4	117.1
Provision for income taxes	1.4	19.4	20.1	38.0

Net income	$20.5	$31.5	$79.3	$79.1

Net income per share:
Basic	$0.56	$0.86	$2.16	$2.15

Diluted	$0.54	$0.82	$2.09	$2.04

Shares used in computing net income per share:
Basic	36.8	36.7	36.7	36.8

Diluted	37.9	38.5	38.0	38.8

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets and integration costs associated with acquisitions.
(2)	These acquisition related costs consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	These foreign currency adjustments include currency remeasurement adjustments related to our acquisition of RSP.
(4)	Restructuring costs include severance costs associated with an operational restructuring.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
GAAP gross margin	$144.4	$164.3	$473.4	$411.4
Acquisition and integration related costs	13.0	16.2	41.6	59.8
Share-based compensation	0.5	0.4	1.3	1.0

Non-GAAP gross margin	$157.9	$180.9	$516.3	$472.2

GAAP gross margin - percentage of revenue	35.9%	34.4%	35.2%	33.6%
Acquisition and integration related costs - percentage of revenue	3.2%	3.4%	3.1%	4.9%
Share-based compensation - percentage of revenue	0.1%	0.1%	0.1%	0.1%

Non-GAAP gross margin - percentage of revenue	39.2%	37.9%	38.4%	38.6%

GAAP research and development expense	$73.9	$78.7	$233.0	$213.5
Acquisition and integration related costs	—	—	—	(1.7)
Share-based compensation	(8.1)	(6.4)	(22.1)	(17.8)

Non-GAAP research and development expense	$65.8	$72.3	$210.9	$194.0

GAAP selling, general, and administrative expense	$43.6	$35.8	$124.8	$103.9
Acquisition and integration related costs	—	—	—	(7.4)
Share-based compensation	(6.4)	(4.8)	(17.5)	(13.0)

Non-GAAP selling, general, and administrative expense	$37.2	$31.0	$107.3	$83.5

GAAP operating income	$21.1	$51.9	$100.2	$118.2
Acquisition and integration related costs	18.8	14.1	55.1	60.1
Share-based compensation	15.0	11.6	40.9	31.8
Foreign currency adjustments	—	—	—	(15.4)
Restructuring costs	—	—	1.9	—

Non-GAAP operating income	$54.9	$77.6	$198.1	$194.7

GAAP net income	$20.5	$31.5	$79.3	$79.1
Acquisition and integration related costs	18.8	14.1	55.1	60.1
Share-based compensation	15.0	11.6	40.9	31.8
Foreign currency adjustments	—	—	—	(15.4)
Other non-cash items, net	(0.3)	(0.2)	(0.7)	(0.7)
Restructuring costs	—	—	1.9	—
Tax adjustments	(8.0)	6.5	(13.3)	5.2

Non-GAAP net income	$46.0	$63.5	$163.2	$160.1

GAAP net income per share - diluted	$0.54	$0.82	$2.09	$2.04
Acquisition and integration related costs	0.49	0.37	1.44	1.55
Share-based compensation	0.40	0.30	1.08	0.82
Foreign currency adjustments	—	—	—	(0.40)
Other non-cash items, net	(0.01)	—	(0.02)	(0.02)
Restructuring costs	—	—	0.05	—
Tax adjustments	(0.21)	0.16	(0.35)	0.14

Non-GAAP net income per share - diluted	$1.21	$1.65	$4.29	$4.13